SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 27, 2006

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02             Results of Operations and Financial Condition.

On January 27, 2006, the Company issued a press release announcing its financial results for the fiscal quarter ended December 31, 2005 and conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•              Export Sales year to date as of December 31, 2005 were 23% of revenue.  For the year to date as of December 31, 2005, sales mix was as follows: commercial was 45% (compared to 44% in the prior full fiscal year), military was 33% (compared to 34% in the prior full fiscal year), regional jets were 6% (compared to 6% in the prior full fiscal year), business jets were 9% (compared to 8% in the prior full fiscal year) and other was 7% (compared to 8% in the prior full fiscal year).

•              The top ten programs represented in the backlog were the 777, 737NG,  A320, CH47,  V22, C17, 747, 767, A380, and F18 programs, respectively.

•              Boeing commercial, military and space accounted for 22% of net sales for the quarter ended December 31, 2005 and is the only customer that accounts for more than 10% of revenue.

•              The increase in sales over the prior year was all attributed to same store / organic growth.

•              The Company reiterated guidance of $1.75 to $2.00 per share for the fiscal year, indicating that the expectation would be at the high end of that range.

•              The increase in corporate expense compared to the quarter ended December 31, 2004 was due to healthcare costs, costs incurred on acquisitions that were not completed, and an increase in incentive costs.

•              The effective tax rate for fiscal year 2006 is 31%.

•              In the quarter ended December 31, 2005 the Aftermarket Services segment lost approximately $100,000 compared to the quarter ended September 30, 2005 in which they lost $1.2 million.

•              In the Aftermarket Services segment, we recognized non-recurring transitional costs of about $800,000 for the quarter ended December 31, 2005 and $2.1 million for the nine months ended December 31, 2005.    Part of the continuing costs is our expensing of the new plant in Thailand that will begin operations in approximately 10 months.

•              Backlog rose 11% from the quarter ended September 30, 2005 to the quarter ended December 31, 2005.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2006		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel
and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 27, 2006